Exhibit 99.1

To our Shareholders, At Bank First, we invest significantly in our facilities, which support and reflect the Bank First brand of providing our customers with a responsive and memorable customer service experience with each visit. Our branches are institutions in each of the communities we serve—they are not stores. We pride ourselves on creating welcoming atmospheres with natural building materials and well-lit lobbies featuring artwork from local artists. Last month, we celebrated the grand opening of our newest office in Fond du Lac. This state-of-the-art location replaces two offices we acquired through our merger with Hometown Bank two years ago and will transform the banking experience for our customers in the area. At Bank First, relationships are at the core of everything we do—including how we build and maintain our branches. When constructing or remodeling our facilities, we almost exclusively use architects, engineers, and contractors who are customers of Bank First. We are excited to announce the upcoming opening of our newest office on the north side of Sturgeon Bay, located on Old Highway Road, in the second quarter of 2025. This will be our first office in Door County, strategically positioned to better serve the strong customer base in the area. This branch will offer a conference room available for customer use, whether they live in the area or are visiting on vacation. It will also have a high-speed car charger if customers need a quick charge while traveling through Door County. The interior remodeling of our Clintonville branch finally began late last year, and we very much appreciate the patience of both our staff and customers during this process. We began designing the remodeling project nearly five years ago. Previously, we completed a redesign of the drive-thru, parking lot, and landscaping at the location. In addition to serving our customers in the Clintonville area, this office also houses our commercial loan processing department. In addition, we are pleased to announce that construction has begun to replace our Denmark branch at its current location. Throughout the construction process, we will continue to serve our customers with a full-service mobile banking facility. Like all our new offices, this branch will have a timeless design featuring natural building materials and eco-friendly products like recycled tire flooring in high-traffic areas. The new Denmark office will be completed in the fourth quarter of this year. Lastly, we plan to remodel our Wautoma office and corporate headquarters on North 8th Street in Manitowoc. Next year, we are set to begin renovations at our Pardeeville and Poynette offices, as well as replace our Cambridge branch with a new office at its current location. We invite you to visit any of our offices to experience our brand and enjoy beautiful artwork from talented local artists. Michael B. Molepske Chairman and CEO - (920) 652-3202 MESSAGE FROM THE CEO Ticker: BFC www.bankfirst.com CORPORATION FEBRUARY 2025 SHAREHOLDER NEWS MIKE MOLEPSKE Forbes Recognizes Bank First as One of America’s Best Banks for 2025 Forbes recently named Bank First one of America’s Best Banks for 2025, an honor that emphasizes the Bank’s financial strength, strategic growth, and steadfast commitment to its customers, employees, and shareholders. The Forbes America’s Best Banks list evaluates financial institutions across 10 metrics, including growth, credit quality, profitability, and stock performance over a 12-month period. This recognition reflects Bank First’s strong performance during the 2024 calendar year and its role as a leader in the banking industry. “Being named one of America’s Best Banks by Forbes is an incredible achievement and a testament to our team’s continued commitment to deliver innovative, value-driven financial solutions,” said Mike Molepske, Chief Executive Officer of Bank First. “This recognition underscores the strength of our financial foundation, the trust of our customers, and the commitment of our employees who deliver exceptional service and positively impact on our communities every day.” The methodology behind Forbes’ rankings includes equally weighted metrics such as net interest margin, return on average tangible common equity, return on average assets, and other indicators of financial health and operational efficiency.

Total assets for the Company were $4.50 billion at December 31, 2024, up from $4.22 billion at December 31, 2023. Net loans were $3.47 billion, growing $173.7 million on a year-over-year basis. Deposits were $3.66 billion, growing $228.2 million over that same time frame. As of December 31, 2024, noninterest-bearing demand deposits comprised 28.0% of the Bank’s total core deposits, compared to 30.6% at December 31, 2023. Net income for the year ended December 31, 2024, totaled $65.6 million, down from $74.5 million for the year ended December 31, 2023. Earnings per share for the year ended December 31, 2024, was $6.50, down from $7.28 for the same period of 2023. Several unique non-recurring items occurred during 2023 that, netted together, led to this decrease in both earnings and earnings per share from 2023 to 2024. First, the Company sold its member interest in UFS, LLC (“UFS”) during the fourth quarter of 2023, leading to a gain on sale of $38.9 million. Second, the Company realized net losses of $10.4 million on the sale of securities and other real estate as well as valuation allowances recorded against the carrying values of unsold other real estate owned during 2023. Finally, as a result of the early payoff of certain debt instruments acquired as part of the Hometown Bancorp, Ltd. (“Hometown”) acquisition, $1.4 million in purchase accounting fair-value marks on these debt instruments were added to interest expense during the fourth quarter of 2023. Net interest income before provision for loan losses during 2024 totaled $137.8 million, an increase of $4.3 million from $133.5 during 2023. For the year ending December 31, 2024, we recorded a negative provision for credit losses of $0.8 million, compared to a positive provision of $4.7 million for the year ending December 31, 2023. The negative provision in 2024 was driven by improved financial trends for two relationships acquired through the Hometown acquisition, which enabled a reduction in the specific reserves allocated to them. The Company’s loan portfolio continued to demonstrate strong asset quality throughout 2024. Noninterest income for the year ended December 31, 2024, totaled $19.7 million, marking a decline of $38.4 million from $58.1 million in 2023. The previously mentioned gain on the sale of UFS elevated noninterest income in 2023 by $38.9 million, a significant cause of the negative trend year-over-year. The sale of UFS also ended the revenue stream from that investment, which totaled $2.3 million during 2023, further enhancing the decline in noninterest income year-over-year. For 2024, service charges and income from the Bank’s investment in Ansay and Associates, LLC increased by $1.0 million and $0.6 million, respectively, compared to 2023. Finally, negative valuation adjustments to the Bank’s mortgage servicing rights totaling $0.3 million during 2024 compared unfavorably to $0.4 million in positive valuation adjustments during 2023. Noninterest expense decreased by $9.3 million to $78.8 million during 2024. The Company sold a large number of available-for-sale securities during 2023, resulting in a pre-tax loss of $7.9 million. During 2024 similar sales resulted in only negligible losses. Data processing expense increased by $1.7 million for 2024 compared to 2023 due to project-related costs for upgrading the Bank’s digital banking platform. Expenses related to the acquisition of Hometown totaled $1.9 million during 2023. The lack of a similar acquisition during 2024 caused decreases in the areas of postage, stationary, supplies and outside service fees expense year-over-year. Finally, gains on sales and valuations of OREO totaling $0.7 million during 2024 compared favorably to losses of $2.1 million during 2023. Total shareholders’ equity increased by $19.9 million to $639.7 million at December 31, 2024, compared to $619.8 million at December 31, 2023. FOURTH QUARTER KEVIN LEMAHIEU Chief Financial Officer (920) 652-3362 QUARTERLY COMMON STOCK CASH DIVIDEND Bank First’s Board of Directors approved a quarterly cash dividend of $0.45 per common share, payable on April 9, 2025, to shareholders of record as of March 26, 2025. This dividend matches the previous quarter’s dividend and represents a 28.6% increase over the dividend declared one year earlier. BFC STOCK INFORMATION Fourth Quarter 2024 High Trade Price $110.48 Low Trade Price $85.93 Daily Average Trade Volume 16,902 shares BFC Stock Repurchase Program Bank First has a stock repurchase program under which the Corporation may repurchase shares of outstanding BFC stock. Please contact Shareholder Services at (920) 652-3360 or shareholderservices@bankfirst.com for more information. STOCK REPURCHASE PROGRAM SAVE THE DATE! Bank First Corporation’s Annual Meeting will be held Monday, June 16, 2025, at 4:00 p.m., at the Franciscan Center, located at 6751 Calumet Avenue, Manitowoc, Wisconsin 54220.

12/31/2024 12/31/2023 Return on Average Assets (YTD) 1.56% 1.83% Return on Average Equity (YTD) 10.58% 13.08% Full-Time Equivalent Employee (FTE) - period end 357 379 Average Assets per Average FTE $ 11,479 $ 10,715 Dividend Payout Ratio 24% 16% Dividends Per Share (YTD) $ 1.55 $ 1.15 Net Interest Margin (YTD) 3.65% 3.69% Shares Outstanding - period end 10,012,088 10,365,131 12/31/2024 12/31/2023 ASSETS Cash, Cash Equivalents and Fed Funds Sold $ 261,332 $ 247,468 Investment Securities 333,817 245,521 Other Investments at Cost 22,643 21,366 Loans, Net 3,473,017 3,299,365 Premises and Equipment 71,108 69,891 Other Assets 333,143 338,231 Total Assets $ 4,495,060 $ 4,221,842 LIABILITIES Deposits $ 3,661,073 $ 3,432,920 Securities Sold Under Repurchase Agreements - 75,747 Borrowed Funds 147,372 51,394 Other Liabilities 46,932 41,983 Total Liabilities $ 3,855,377 $ 3,602,044 Total Shareholder Equity 639,683 619,798 Total Liabilities and Shareholder Equity $ 4,495,060 $ 4,221,842 12/31/2024 12/31/2023 Total Interest Income $ 206,405 $ 182,483 Total Interest Expense 68,605 49,003 Net Interest Income 137,800 133,480 Provision for Loan Losses (800) 4,682 Net Interest Income After Provision for Loan Losses 138,600 128,798 Total Other Income 19,680 58,115 Total Operating Expenses 78,767 88,119 Income Before Provision for Income Taxes 79,513 98,794 Provision for Income Taxes 13,950 24,280 Net Income $ 65,563 $ 74,514 Earnings Per Share: Basic $ 6.50 $ 7.28 Earnings Per Share: Diluted $ 6.50 $ 7.28 FINANCIAL PERFORMANCE Consolidated Statements of Financial Condition Key Financial Metrics Consolidated Statements of Income (In Thousands) (In Thousands, Except Per Share Data)

Musche and Welch Join the Bank First Team

GWEN MUSCHE recently joined Bank First as Assistant Vice President – Deposit Product Management. Gwen brings over 20 years of banking experience, specializing in deposit operations, digital banking, and customer experience. Most recently, as AVP – Customer Experience & Analysis Manager, she led digital banking and CRM system product management, implemented process improvements, and advanced analytics and reporting. Her expertise in online banking, deposit products, and branch operations, combined with a data-driven approach, will help Bank First continue delivering innovative and efficient banking solutions. In her new role, Gwen will align technology initiatives with Bank First's strategic goals. She will oversee deposit-related systems, ensuring seamless integration and performance while collaborating with business leaders and IT teams to enhance operational efficiency and elevate the customer journey. Gwen is a member of the Customer Experience Professionals Association and has volunteered with Blessings in a Backpack, Junior Achievement, and BizTown. She also supports events at her daughter's school.

MARK WELCH recently joined Bank First as Vice President – Retail Loan Underwriting. With over 25 years in the mortgage industry, Mark brings a wealth of experience in underwriting, management, and process optimization. Throughout his career, he has successfully led teams to implement creative solutions, improve processes, and achieve meaningful results. In his new role at Bank First, Mark will guide the overall direction of retail loan underwriting, ensuring exceptional support for the Bank's Relationship Managers and enhancing its competitive position in the market. His forward-thinking approach and commitment to operational excellence align with Bank First's mission to provide value-driven, innovative solutions to its customers. Mark graduated with a bachelor's degree in Business Administration from Lakeland University. Through his active support of the United Way, Salvation Army, and Pulmonary Fibrosis Foundation, he helps foster impactful change in the lives of others.



MUSCHE



WELCH

Bank First Celebrates Grand Opening in Fond du Lac



Bank First proudly marked a significant milestone with the grand opening of its new Fond du Lac branch, an innovative space designed to enhance the customer experience and strengthen community ties.

Tim McFarlane, President at Bank First, led the official ribbon-cutting ceremony alongside members of the Bank First team. "This new location reflects our commitment to delivering exceptional value and building lasting relationships," said McFarlane. "We're excited to welcome customers and continue providing personalized service for years to come."

Located at 825 West Johnson Street, the new branch replaces the former Hometown Bank location at 245 North Peters Avenue, honoring the Bank's legacy of serving Fond du Lac for decades.

Developed with Excel Engineering, Jos Schmitt Construction, and local contractors, the branch incorporates energy-efficient technologies and recycled materials, reinforcing the Bank's dedication to sustainability. The space also features artwork from local artists, celebrating the region's creative heritage.

The December 19 ribbon-cutting event brought together Bank First representatives, Envision Greater Fond du Lac, project partners, community members, and city officials. Guests toured the new facility, viewed the artwork, and connected with Bank First employees.

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